Exhibit 10.3

***Text Omitted and Filed Separately with the Securities and Exchange Commission

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

SECOND AMENDMENT TO

COLLABORATION AGREEMENT

This Second Amendment (“Second Amendment”) to the Collaboration Agreement (the “Agreement”) by and between F. Hoffmann-La Roche Ltd, with an office and place of business at Grenzacherstrasse 124, 4070, Basel, Switzerland, and Hoffmann-La Roche Inc., with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. (together, “Roche”), on the one hand, and Foundation Medicine, Inc., with an office and place of business at 150 Second Street, Cambridge, MA 02141, U.S.A. (“FMI”), on the other hand (each a “Party,” and collectively, the “Parties”), as such Agreement was amended by the First Amendment to the Collaboration Agreement dated April 6, 2016 (“First Amendment”), is entered into by and between the Parties and shall be considered effective as of the 16th of June, 2016 (the “Second Amendment Effective Date”). Capitalized terms used in this Second Amendment and not otherwise defined herein are used with the meanings ascribed to them in the Agreement.

1.New Section 1.25.1.  New Section 1.25.1 is hereby added to the Agreement (between Section 1.25 and Section 1.26) as follows:

“1.25.1Development Task Order

The term “Development Task Order” or “DTO” shall mean a written instrument signed by each Party setting forth development activities under a given Work Stream to be undertaken by and responsibilities assigned to each Party and any compensation to be paid by Roche to FMI or other cost sharing between the Parties in connection with such development activities, substantially in the form set forth in Appendix 1.25.1.  Such Development Task Orders shall become part of the R&D Plan for the relevant Work Stream upon execution and shall serve to document additions or amendments to the R&D Plans.”

2.New Section 1.54.1.  New Section 1.54.1 is hereby added to the Agreement (between Section 1.54 and Section 1.55) as follows:

“1.54.1Omnibus Development Program

The term “Omnibus Development Program” shall mean the program through which research and development efforts that lie outside of the other Work Streams of this Agreement are undertaken under this Agreement.”

3.Section 1.64.  Section 1.64 of the Agreement is hereby amended to read as follows:

“1.64	R&D Plan

The term “R&D Plan” shall mean a plan of research and development for each Work Stream other than the Molecular Information Platform Program. The initial R&D Plans are attached as Appendix 1.64 and outline the work expected to be performed by FMI for the relevant Work Stream. Such R&D Plans may be updated from time to time (i) by means of execution of Development Task Orders that specify additional activities to be undertaken in the relevant Work Stream or that otherwise amend the existing R&D Plan for such Work Stream or (ii) as otherwise provided in this Agreement.”

4.Section 1.79.  Section 1.79 of the Agreement is hereby amended to read as follows:

“1.79	Work Stream

The term “Work Stream” shall mean each of the Molecular Information Platform Program, Immunotherapy Testing Platform Development Program, the ctDNA Platform Development Program, the CDx Development Program, and the Omnibus Development Program.”

5.Section 3.1.8. Section 3.1.8 of the Agreement is hereby amended to read as follows:

“3.1.8Database Insights

FMI will provide molecular information insights (“Database Insights”) arising from FMI’s database of aggregated clinical genomic analysis results, which include genomic alterations (base substitutions, insertions and deletions, copy number alterations, and rearrangements) detected by the Genomic Analysis Platform across FMI’s clinical testing experience in all disease ontologies (the “Molecular Information Database”), in response to queries supplied by Roche (“Database Queries”) or generated by FMI in response to discussions between the Parties about areas of interest for Roche (e.g., […***…]), utilizing a team of […***…] FMI FTEs with requisite training and experience to generate Database Insights  (“Molecular Information Database Access”).

Database Insights and results of Advanced Genomic Analyses performed against the Molecular Information Database (which, for clarity, does not include Roche’s Sample Results) (“FMI-Derived Advanced Genomic Analysis Results”) shall be deemed FMI Confidential Information.  Roche and its Affiliates may use the Database Query Results and FMI-Derived Advanced Genomic Analysis Results for all purposes, except that Roche and its Affiliates may not disclose the Database Query Results to Third Parties, other than as necessary for development, approval or commercialization of a therapeutic or diagnostic product owned or controlled by Roche or its Affiliates, or as otherwise consistent with the terms of confidentiality contained in this Agreement.”

6.Section 3.2.3.  Section 3.2.3 of the Agreement is hereby amended to read as follows:

“3.2.3R&D Plan

The Parties will conduct the Immunotherapy Testing Platform Development Program in accordance with an R&D Plan, including any Development Task Orders, and in compliance with Performance Specifications and Quality Standards. Unless decided otherwise by the JMC, the R&D Plan may be updated or amended by means of Development Task Orders and will be reviewed […***…] by the Immuno-Platform Working Group with any proposed changes from such review recommended for approval by the JRDC and, in turn, by the JMC. The R&D Plan will set forth (i) the scope of the Immunotherapy Testing Platform Development Program and the FTE resources that will be dedicated to the activities contemplated within the scope of the Immunotherapy Testing Platform Development Program, including the responsibilities of each Party (ii) an overall timeline and specific objectives for each year, which

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objectives will be updated or amended, as appropriate, by the JRDC as research progresses, and (iii) budgets for such activities. The Parties shall update the R&D Plan no later than […***…] before the first anniversary of the Effective Date. The JRDC shall review the R&D Plan on an ongoing basis and may amend the R&D Plan. Any such changes shall be reflected in written amendments to the R&D Plan in the form of Development Task Orders.”

7.Section 3.3.3.  Section 3.3.3 of the Agreement is hereby amended to read as follows:

“3.3.3R&D Plan

FMI will develop the ctDNA Assays, leveraging ongoing efforts, in accordance with the R&D Plan, including any Development Task Orders, and in compliance with Performance Specifications and Quality Standards.  Unless decided otherwise by the JMC, the R&D Plan may be updated or amended by means of Development Task Orders and will be reviewed […***…] by the ctDNA Working Group with any proposed changes from such review recommended for approval by the JRDC and, in turn, by the JMC. The R&D Plan will set forth (i) the scope of the ctDNA Platform Development Program and the FTE resources that will be dedicated to the activities contemplated within the scope of the ctDNA Platform Development Program, including the responsibilities of each Party (ii) an overall timeline and specific objectives for each year, which objectives will be updated or amended, as appropriate, by the JRDC as research progresses, and (iii) budgets for such activities. The Parties shall update the R&D Plan no later than […***…] before the first anniversary of the Effective Date. The JRDC shall review the R&D Plan on an ongoing basis and may amend the R&D Plan subject to approval of the JMC. Any such changes shall be reflected in written amendments to the R&D Plan in the form of Development Task Orders.”

8.Section 3.4.3.  Section 3.4.3 of the Agreement is hereby amended to read as follows:

“3.4.3R&D Plan

The Parties will conduct the CDx Development Program in accordance with the R&D Plan, including any Development Task Orders, and in compliance with Performance Specifications and Quality Standards. Unless decided otherwise by the JMC, the R&D Plan may be updated or amended by means of Development Task Orders and will be reviewed […***…] by the CDx Platform Working Group, with any proposed changes from such review recommended for approval by the JRDC and, in turn, by the JMC. The R&D Plan will set forth (i) the scope of the CDx Development Program and the resources that will be dedicated to the activities contemplated within the CDx Development Program, including the responsibilities of each Party (ii) specific objectives for each year, which objectives will be updated or amended, as appropriate, by the JRDC as research progresses, and (iii) budgets for such activities. The Parties shall prepare a plan for activities to be conducted no later than […***…] before the first anniversary of the Effective Date. The JMC shall review the R&D Plan on an ongoing basis and may amend the R&D Plan. Any such changes shall be reflected in written amendments to the R&D Plan in the form of Development Task Orders.”

9.Section 3.4.4.  Section 3.4.4 of the Agreement is hereby amended to read as follows:

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“FMI will provide CDx development and testing services, including, as required by the R&D Plan, providing FDA QSR laboratory capacity to support such testing.  The CDx services will be based on individual CDx R&D Plans for specific Roche assets as set forth in Development Task Orders that will be agreed upon, signed by the Parties and thereby made a part of this Agreement.  All CDx services will be performed with appropriate systems and documentation to support eventual FDA approval of a PMA or 510(k) or, if agreed by the Parties, approval from the relevant regulatory authorities for an ROW Territory in which FMI will deliver a CDx Assay for Roche therapeutics.

FMI will be responsible for performing the development work for the CDx Assays according to the individual CDx R&D Plans, including the Development Task Orders. Unless otherwise expressly agreed between the Parties, FMI will be responsible for seeking regulatory approval (including PMAs, 510(k)s or equivalent) for the CDx Assays.  FMI will provide Roche with cross-reference letters, and shall otherwise coordinate regulatory submissions and related information, with Roche.

Roche is responsible for supplying FMI with the information and materials necessary for each CDx Assay to be developed under the CDx Development Program in accordance with the R&D Plan, including the Development Task Orders. Roche will be solely responsible for seeking regulatory approval for the associated Roche asset.  Roche will provide FMI with cross-reference letters, and shall otherwise coordinate regulatory submissions and related information with FMI.”

10.Section 3.6.3.Section 3.6.3 of the Agreement is hereby amended to read as follows:

“3.6.3Regulatory Inspections and Audit

Roche shall be entitled, upon reasonable notice and during FMI’s regular business hours, to visit FMI’s facility (and those facilities of its subcontractors), including FMI’s CLIA-compliant facilities, to audit for quality assurance purposes its facilities, documentation and procedures used in conducting its activities pursuant to this Agreement. Such audits may be conducted up to […***…] and Roche shall use reasonable effort not to disrupt ongoing operations during such audits.  FMI shall provide Roche with prompt notice of any governmental or regulatory review, audit or inspection of any of its facilities involved in the development of the Molecular Information Platform, Immunotherapy Testing Platform, ctDNA Platform, CDx Assays, or platforms or assays developed under the Omnibus Development Program and all Products and Services resulting therefrom, and FMI’s CLIA-compliant facilities. FMI shall provide Roche with (a) the results of any such review, audit or inspection (including a copy of the relevant sections of the report) to the extent such results pertain to any activities under this Agreement; and (b) the opportunity to provide assistance to FMI in responding to any such review, audit or inspection.”

11.New Section 3.7.  New Section 3.7 is hereby added to the Agreement as follows:

“3.7Omnibus Development Program

3.7.1Scope

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Roche and FMI shall conduct the Omnibus Development Program in accordance with Development Task Orders established by the Parties and under the direction of the JDRC. The purpose of the Omnibus Development Program is to provide for research and development projects the Parties mutually wish to undertake that do not fall within one of the other Work Streams.

3.7.2R&D Plan

Unless decided otherwise by the JMC, the R&D Plan for the Omnibus Development Program shall consist of Development Task Orders entered by the Parties under this Work Stream.  The JRDC shall review ongoing work of the Omnibus Development Program […***…] and provide any results and recommendations arising from such review to the JMC. The Development Task Orders constituting the R&D Plan will set forth (i) the scope of the project activities and the FTE resources that will be dedicated to the activities contemplated within the scope of each Development Task Order, including the responsibilities of each Party (ii) an overall timeline and specific objectives, which objectives will be updated or amended, as appropriate, under JRDC direction as research progresses (and reflected in amendments to the Development Task Order as required), and (iii) budgets for such activities.

3.7.3Responsibilities of the Parties

Responsibilities of the Parties shall be set forth clearly in each Development Task Order.

3.7.4Budget

The budget and funding for the work under the Omnibus Development Program shall be set forth clearly in each Development Task Order.

3.7.5Duration

The term of the Omnibus Development Program will be coextensive with the term of this Agreement.”

12.Section 3.4.5.  Section 3.4.5 of the Agreement is hereby amended to read as follows:

“Roche and FMI shall agree on a budget for each CDx Assay. The initial budget forms a part of the initial R&D Plan and may be modified by means of Development Task Orders or as otherwise provided by this Agreement.”

13.New Appendix 1.25.1.  New Appendix 1.25.1 is hereby added to the Agreement  as follows:

“Appendix 1.25.1

Form of Development Task Order

DEVELOPMENT TASK ORDER FOR [INSERT RELEVANT WORK STREAM]

(to Collaboration Agreement between Roche and FMI)

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This Development Task Order is entered into between [Roche affiliate] and FMI on this ___ day of ______, 20__ (“DTO Effective Date”)

TASK:  [Insert Task Name]

FMI Reference Number: [Insert FMI Reference Number]

Roche Contact:[Insert Roche Contact]

This Task is divided into the following six sections:

A.Task Activities – Description of the Task Activities to be performed.

B.Schedule – Task start date, projected end date and checkpoint dates (if any).

C.Dependencies – Obligations, technology requirements.

D.Deliverables – Identifiable work product resulting from the Task.

E.Budget and Fees – Task Activities budget and cost sharing (if any), fixed price or time & materials rates, and payment schedules.

F.Special Terms – Terms applicable to this specific effort not addressed by this Agreement.

A.Task Activities

[Describe Task Activities to be performed]

B.Schedule

[Describe schedule for Task Activities to be provided and specify the duration of the Task Activities]

C.Dependencies

[Describe dependencies as relating to the Task Activities]

D.Deliverables

[Describe deliverables as relating to the Task Activities]

E.Budget and Fees

[Describe budget and cost sharing (if any), payment schedule, and form of payment for the Task Activities]

F.Special Terms

[Describe any special terms for the Task Activities]

Signatures of Project Managers

FMI	Roche
By:	By:
Name:	Name:
Title:	Title:

Date:	Date:

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be executed and effective as of the First Amendment Effective Date. All other terms and conditions of the Agreement remain in force and effect.

FOUNDATION MEDICINE, INC.	F. HOFFMANN-LA ROCHE LTD
Signed: /s/ Steven J. Kafka	Signed: /s/ Stefan Arnold
Name: Steven J. Kafka, PhD	Name: Stefan Arnold
Title: President & Chief Operating Officer	Title: Head Legal Pharma

F. HOFFMANN-LA ROCHE LTD
Signed: /s/ Jõrg Kazenwadel
Name: Jõrg Kazenwadel
Title: Global Alliance Director

HOFFMANN-LA ROCHE INC.
Signed: /s/ John P. Parise
Name: John P. Parise
Title: Authorized Signatory